Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Aceragen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Newly Registered Securities
	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, $0.001 par value	Rule 457(c) and Rule 457 (h)	1,582,691 (3)	$4.73	$7,486,128.43	$110.20 per $1,000,000.00	$824.97	-	-	-	-
Fees to be Paid	Equity	Common Stock, $0.001 par value	Rule 457(c) and Rule 457 (h)	1,030,693 (4)	$4.73	$4,875,177.89	$110.20 per $1,000,000.00	$537.24	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	-				-	-	-	-	-	-	-	-
	Total Offering Amounts					$12,361,306.32		$1,362.21
	Total Fees Previously Paid							-
	Total Fee Offsets							$0.00
	Net Fee Due							$1,362.21

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall cover any shares of the registrant’s common stock, $0.001 par value (the “Common Stock”) that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on January 27, 2023.
(3)	Represents 1,582,691 shares of Common Stock reserved for issuance under the Idera Pharmaceuticals, Inc. 2022 Stock Incentive Plan.
(4)	Represents 1,030,693 shares of Common Stock reserved for issuance under the Aceragen, Inc. 2021 Stock Incentive Plan, as amended.